EXHIBIT 10.34

January 8, 1997

Mr. Mark Schaftlein
President
WESTMARK MORTGAGE CORPORATION
355 North East 5th Avenue, Suite 4
Delray Beach, Florida 33483

RE:   WESTMARK HOLDINGS, INC.
      GRUBB & ELLIS COMPANY
      FINAL PAYMENT AGREEMENT

Dear Mark:

Mr. Alan Adelson of your "Customer Relations" department has authorized the following form of payment to Grubb & Ellis for purposes of retiring the outstanding commission debt.

Mr. Adelson has asked me to document in writing my understanding of the agreement. He will then review the document and forward it on for your immediate processing and signature. The agreement is as follows:

A)    The original commission amount was $30.348.25 (original invoice attached).

      a)    Note: This total amount was due and payable on April 1, 1996.

B) Westmark has currently paid the following amount in cash and/or stock to Grubb & Ellis.

      Payment #1        $9,800.00 (cash)        6/26/96
                        (See attached commission invoice.)

      Payment #2        $8,065.84 (stock sale)  10/31/96
                        (See attached stock statements and copy of check issued.)

      TOTAL PAID:       $17,865.84

      AMOUNT            $12,482.41

Mr. Adelson has agreed that the remaining debt shall be retired by the issuance of additional new stock. It is my understanding that the "new stock" issuance program that Westmark is currently processing will be completed sometime in the month of January, if not already completed. The stock will be issued in the form of negotiable certificates, directly to Grubb & Ellis. The total amount received by Grubb & Ellis shall equal $12,482.41, net of all sales
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commissions and any other related sales charges that may result from the liquidation of the certificates.

In the event the amount received by Grubb & Ellis is less than the outstanding debt remaining, then Westmark Holdings, Inc., agrees to issue additional stock amounts to retire the remaining debt. Likewise, if said amount received by Grubb & Ellis Company exceeds the total amount owing, then Grubb & Ellis agrees to immediately refund said overage to Westmark.

It is also understood that the intent of this agreement is to settle this entire matter by cash receipt on or before February 28, 1997, through Westmark's current registration statement.

This documents the agreement by and between Grubb & Ellis Company and Westmark Holdings, Inc. as it relates to the payment of the remaining commission debt of $12,482.41.

Your immediate processing of this agreement is greatly appreciated. Please sign where indicated below and fax back an executed copy to my immediate attention.

Sincerely,

GRUBB & ELLIS COMPANY
COMMERCIAL REAL ESTATE SERVICES


/s/
Michael R. Dorsey
Senior Vice President

MRD:sg

AGREED AND ACCEPTED:

WESTMARK HOLDINGS, INC.

BY:/s/
MARK SCHAFTLEIN

ITS: President

Date: 1/17/97